FB Financial Corporation Reports Third Quarter 2022 Results
Reports Q3 Diluted EPS of $0.68, Adjusted Diluted EPS of $0.68
NASHVILLE, TENNESSEE—October 17, 2022-- FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $31.8 million, or $0.68 per diluted common share, for the third quarter of of 2022, compared to $0.41 in the previous quarter and $0.94 in the same quarter last year. Adjusted net income was $32.1 million, or $0.68 per diluted common share, compared to $0.64 in the previous quarter and $0.89 per diluted common share in the same quarter last year.
Pre-tax, pre-provision earnings for the third quarter of 2022 were $52.1 million and adjusted pre-tax, pre-provision earnings were $52.5 million. Reported results during the third quarter included a provision for credit losses of $11.4 million compared to $12.3 million for the prior quarter and a Mortgage segment loss of $3.7 million compared to a loss of $15.2 million for the prior quarter, or $2.7 million loss adjusted. The Company recorded growth in loans held for investment ("HFI") of $480.7 million, or 22.1% annualized, and growth in noninterest-bearing deposits of $71.0 million, or 9.73% annualized, in the third quarter.
President and Chief Executive Officer, Christopher T. Holmes stated, “The Company continues to deliver strong balance sheet trends, and we are pleased with the 9% increase in net interest income over the prior quarter and the 41 basis point expansion in our net interest margin. All of our markets continue to have strong credit demand and good economic activity. While we hope for a soft landing for the economy in the coming months, we are taking a prudent approach with our balance sheet by limiting growth in certain assets, maintaining appropriate capital and reserve levels, managing liquidity, and preparing for a range of economic scenarios.”

	2022		2021	Annualized
(dollars in thousands, except per share data)	Third Quarter	Second Quarter	Third Quarter	3Q22 / 2Q22 % Change	3Q22 / 3Q21 % Change
Balance Sheet Highlights
Investment securities	$1,485,133	$1,621,344	$1,577,337	(33.3)%	(5.85)%
Mortgage loans held for sale, at fair value	97,011	222,400	755,210	(223.7)%	(87.2)%
Commercial loans held for sale, at fair value	33,722	37,815	100,496	(42.9)%	(66.4)%
Loans held for investment (HFI)	9,105,016	8,624,337	7,294,674	22.1%	24.8%
Allowance for credit losses(a)	134,476	126,272	139,446	25.8%	(3.56)%
Total assets	12,258,082	12,193,862	11,810,290	2.09%	3.79%
Interest-bearing deposits	7,039,568	7,647,782	7,462,349	(31.6)%	(5.67)%
Noninterest-bearing deposits	2,966,514	2,895,520	2,609,569	9.73%	13.7%
Mortgage escrow deposits	140,768	133,180	190,631	22.6%	(26.2)%
Total deposits	10,006,082	10,543,302	10,071,918	(20.2)%	(0.65)%
Borrowings	722,940	160,400	172,710	1,391.4%	318.6%
Total common shareholders' equity	1,281,161	1,319,852	1,400,913	(11.6)%	(8.55)%
Book value per share	$27.30	$28.15	$29.36	(12.0)%	(7.02)%
Total common shareholders' equity to total assets	10.5%	10.8%	11.9%
Tangible book value per common share*	$21.85	$22.67	$23.90	(14.4)%	(8.58)%
Adjusted tangible book value per common share*	$25.84	$25.24	$23.63	9.46%	9.34%
Tangible common equity to tangible assets*	8.54%	8.90%	9.87%
* Certain measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see “GAAP Reconciliation and Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in this Earnings Release dated October 17, 2022.

(a) Excludes reserve for credit losses on unfunded commitments of $23,577, $20,399, and $13,503 recorded in accrued expenses and other liabilities as of September 30, 2022, June 30, 2022, and September 30, 2021, respectively.

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FB Financial Corporation
Third Quarter 2022 Results

	2022		2021
(dollars in thousands, except share and per share data)	Third Quarter	Second Quarter	Third Quarter
Results of operations
Net interest income	$111,384	$102,171	$88,476
NIM	3.93%	3.52%	3.20%
Provisions for credit losses	$11,367	$12,318	$(2,531)
Net charge-off ratio	—%	0.09%	0.13%
Noninterest income	$22,592	$33,214	$59,006
Mortgage banking income	$12,384	$22,559	$45,384
Total revenue	$133,976	$135,385	$147,482
Noninterest expense	$81,847	$96,997	$95,007
Mortgage restructuring expenses	$—	$12,458	$—
Core noninterest expense*	$81,847	$84,539	$95,007
Efficiency ratio	61.1%	71.6%	64.4%
Core efficiency ratio*	60.7%	61.1%	64.7%
Adjusted pre-tax, pre-provision earnings*	$52,516	$52,856	$51,240
Adjusted Banking segment pre-tax, pre-provision earnings*	$56,178	$55,560	$42,387
Adjusted Mortgage segment pre-tax, pre-provision (loss) earnings*	$(3,662)	$(2,704)	$8,853
Net income applicable to FB Financial Corporation(1)	$31,831	$19,345	$45,290
Diluted earnings per common share	$0.68	$0.41	$0.94
Effective tax rate	21.9%	25.8%	17.7%
Adjusted net income*	$32,117	$30,051	$42,699
Adjusted diluted earnings per common share*	$0.68	$0.64	$0.89
Weighted average number of shares outstanding - fully diluted	47,024,611	47,211,650	48,007,147
Actual shares outstanding - period end	46,926,377	46,881,896	47,707,634
Returns on average:
Assets ("ROAA")	1.05%	0.62%	1.51%
Equity ("ROAE")	9.45%	5.74%	12.9%
Tangible common equity ("ROATCE")*	11.7%	7.09%	15.9%
* Certain measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see “GAAP Reconciliation and Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in this Earnings Release dated October 17, 2022.

(1) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second quarter of 2022.
Balance Sheet and Net Interest Margin
The Company reported loan balances (HFI) of $9.11 billion, an increase of $480.7 million, or 22.1% annualized, from the end of the previous quarter. The contractual yield on loans increased to 4.79% in the third quarter of 2022 from 4.24% in the previous quarter.
Total deposits decreased by $537.2 million in the third quarter to $10.0 billion, and noninterest-bearing deposits ("NIBs") increased by $71.0 million, or 9.7% annualized. NIBs have grown 13.7% over the prior twelve months. The decrease in total deposits was related to a $721.5 million decrease in public funds to $1.61 billion in the third quarter from $2.34 billion in the second quarter. During the quarter, the Company exited certain high-cost public funds and increased deposit rates on customer time and money market deposits to increase collateral availability and improve its liquidity profile and future funding cost. Total customer deposits excluding public funds increased by $187.7 million during the quarter. The Company's total cost of deposits increased during the third quarter of 2022 from the prior quarter by 27 basis points to 0.52%, and the cost of interest-bearing deposits increased to 0.74% from 0.33% in the previous quarter. The Company utilized short-term FHLB borrowings during the third quarter at an average rate of 2.60%.
The Company's net interest income on a tax-equivalent basis for the third quarter of 2022 increased to $112.1 million from $102.9 million in the previous quarter. The Company's NIM was 3.93% for the third quarter, compared to 3.52% for the second quarter. The NIM expanded as interest rates increased and loans held for investment as a percentage of deposits increased to 91.0%. During the third quarter, syndication fees, nonaccrual interest and amortization on purchased loans contributed 5 basis points to the NIM, compared to 6 basis points in the second quarter of 2022.
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FB Financial Corporation
Third Quarter 2022 Results

Noninterest Income
Noninterest income was $22.6 million for the third quarter of 2022, compared to $33.2 million for the prior quarter and $59.0 million for the third quarter of 2021. Banking segment noninterest income was $10.3 million for the third quarter of 2022, compared to $10.7 million for the prior quarter and $13.8 million for the third quarter of 2021. Banking segment noninterest income during the third quarter of 2022 was impacted by the Durbin amendment becoming applicable to the Company during the period and is reflected in the decrease in interchange fee income from $4.6 million in the second quarter of 2022 to $2.0 million in the third quarter of 2022. Net changes in fair value in commercial loans held for sale during the third quarter of 2022 resulted in a loss included in noninterest income of $0.4 million compared to a loss of $2.0 million in the prior quarter and a gain of $0.7 million in the third quarter of 2021.
Mortgage banking income decreased to $12.4 million in the third quarter, compared to $22.6 million in the second quarter of 2022 and $45.4 million in the third quarter of 2021. The Mortgage segment had a pre-tax net loss of $3.7 million for the third quarter of 2022 compared to a pre-tax net loss of $15.2 million (or loss of $2.7 million adjusted for mortgage restructuring expenses) during the previous quarter and a pre-tax contribution of $8.9 million for the third quarter of last year. Interest rate lock commitment volume totaled $0.41 billion in the third quarter compared to $0.70 billion in the second quarter of 2022 and $2.01 billion in the third quarter of 2021.
Chief Financial Officer, Michael Mettee noted, “Mortgage has materially completed changes to operations and, after taking a sizeable mark to market charge early in the quarter, returned to an operational profit in the last two months of the third quarter. We believe our Mortgage segment is positioned to operate profitably on an annual basis moving forward in this challenging environment, but will be subject to seasonal trends that always impact the business.”
Expense Management
Noninterest expenses were $81.8 million for the third quarter of 2022, compared to $97.0 million for the prior quarter and $95.0 million for the third quarter of 2021. Banking segment noninterest expense was $65.9 million for the third quarter of 2022, compared to $59.3 million for the second quarter of 2022 and $58.8 million for the third quarter of 2021. Banking segment noninterest expenses were elevated due to increases in marketing and occupancy, a nonrecurring tax credit reduction and temporary increases in legal and professional expenses.
Mortgage segment noninterest expense was $16.0 million for the third quarter of 2022, compared to $37.7 million (or $25.2 million excluding $12.5 million of restructuring expenses) for the previous quarter and $36.2 million for the third quarter of 2021.
During the third quarter of 2022, the Company's core efficiency ratio was 60.7%, compared to 61.1% in the previous quarter and 64.7% for the third quarter of the prior year. The Banking segment core efficiency ratio for the third quarter was 53.8% versus the previous quarter of 51.3% and 57.9% in the third quarter of the previous year.
Mettee noted, “The Banking segment core efficiency ratio increased due to atypical expenses incurred during the quarter and, a decrease in revenue related to interchange fees reflecting the impact of the Durbin amendment. The Mortgage segment reduced operating expenses through its restructuring effort and operated with an efficiency ratio in the 80's for the last two months of the third quarter.”
Credit Quality
The Company recorded provisions for credit losses of $11.4 million in the third quarter of 2022, including a provision for credit losses on unfunded commitments of $3.2 million. The Company continues to maintain a well-positioned balance sheet with an allowance for credit losses ("ACL") of $134.5 million as of September 30, 2022, representing 1.48% of loans HFI compared with 1.46% as of June 30, 2022.
The Company experienced net recoveries of $15 thousand in the third quarter of 2022, or 0.00% of average loans HFI compared to net charge-offs to average loans HFI of 0.09% in the prior quarter. For the nine months ended September 30, 2022, the Company experienced net charge-offs of $1.3 million, or 0.02% of average loans HFI, compared to 0.07% for the nine months ended September 30, 2021.
The Company's nonperforming loans as a percent of loans HFI decreased to 0.47% as of the end of the third quarter of 2022 compared to 0.51% as of the previous quarter end and 0.59% as of the end of the third quarter of the previous year. Nonperforming assets (NPAs) as a percentage of total assets at the end of the third quarter was 0.62% compared to 0.46% as of the prior quarter-end. The increase was entirely due to a change in accounting policy during the quarter, which resulted in the Company recording $26.5 million in optional repurchase rights associated with seriously delinquent Ginnie Mae ("GNMA") mortgage loans previously sold. This change in accounting policy increased the NPA ratio by 22 bps in the third quarter of 2022 over the prior quarter.
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FB Financial Corporation
Third Quarter 2022 Results

Holmes commented, “The Company's asset quality improved quarter over quarter and credit metrics continue to show positive trends. While we had small net recoveries in the quarter and our credit quality metrics are stellar, we continue to position the balance sheet for expected economic headwinds in 2023, and increased our allowance for credit losses during the quarter. We recorded provisions for credit losses of $23.7 million over the previous two quarters and increased the ACL as a percentage of loans held for investment to 1.48%.”
Summary
Holmes summarized, "The third quarter results reflect a measured approach to growing our balance sheet through relationship-based loans and deposits and improving our earnings by expanding our net interest margin. For the balance of the year and moving into 2023, our efforts will be concentrated on deposit growth and moderating loan growth as we maintain our focus on serving customers and creating value for shareholders."
WEBCAST AND CONFERENCE CALL INFORMATION
FB Financial Corporation will host a conference call to discuss the Company's financial results on October 18, 2022, at 8:00 a.m. (Central Time). To listen to the call, participants should dial 1-877-883-0383 (confirmation code 3293769) approximately 10 minutes prior to the call. A telephonic replay will be available approximately two hours after the call through October 25, 2022, by dialing 1-877-344-7529 and entering confirmation code 8838274.
A live online broadcast of the Company’s quarterly conference call will be available online at https://event.choruscall.com/mediaframe/webcast.html?webcastid=Ij5IKOqR. An online replay will be available on the Company’s website approximately two hours after the conclusion of the call and will remain available for 12 months.
ABOUT FB FINANCIAL CORPORATION
FB Financial Corporation (NYSE: FBK) is a financial holding company headquartered in Nashville, Tennessee. FB Financial Corporation operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 82 full-service bank branches across Tennessee, Kentucky, Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank has approximately $12.3 billion in total assets.

MEDIA CONTACT:	FINANCIAL CONTACT:

Jeanie M. Rittenberry	Michael Mettee
615-313-8328	615-564-1212
jrittenberry@firstbankonline.com	mmettee@firstbankonline.com
www.firstbankonline.com	investorrelations@firstbankonline.com
SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION
Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on October 17, 2022.
BUSINESS SEGMENT RESULTS
The Company has included its business segment financial tables as part of the Supplemental Financial Information, which is available in connection with this Earnings Release. A detailed discussion of historical business segment results is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2021.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this Earnings Release that are not historical in nature may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s future plans, results, strategies, and expectations, including expectations around changing economic markets. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “project,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon management's current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates, and projections will be achieved. Accordingly, the Company cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the
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FB Financial Corporation
Third Quarter 2022 Results

forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or global supply chain, supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which the Company operates and/or the US economy generally, (2) changes in government interest rate policies and its impact on the Company’s business, net interest margin, and mortgage operations, (3) the Company’s ability to effectively manage problem credits, (4) the Company’s ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions, (5) difficulties and delays in integrating acquired businesses or fully realizing costs savings, revenue synergies and other benefits from future and prior acquisitions, (6) the Company’s ability to successfully execute its various business strategies, (7) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including legislative developments, (8) the potential impact of the proposed phase-out of the London Interbank Offered Rate ("LIBOR") or other changes involving LIBOR, (9) the effectiveness of the Company’s cybersecurity controls and procedures to prevent and mitigate attempted intrusions, (10) the Company's dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security, and (11) the adverse effects of the ongoing global COVID-19 pandemic, including the effect of actions taken to mitigate its impact on individuals or the economy broadly; (12) natural disasters or acts of war or terrorism, (13) international or political instability, including the impacts related to or resulting from Russia’s military action in Ukraine and additional sanctions and export controls, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, and (14) general competitive, economic, political, and market conditions. Further information regarding the Company and factors which could affect the forward-looking statements contained herein can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in any of the Company’s subsequent filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this Earnings Release, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company.
The Company qualifies all forward-looking statements by these cautionary statements.
GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES
This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures may include, without limitation, adjusted net income, adjusted diluted earnings per common share, adjusted and unadjusted pre-tax pre-provision earnings, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), adjusted Banking segment pre-tax, pre-provision earnings, Banking segment core noninterest income, Mortgage segment core noninterest income, Banking segment core noninterest expense, Mortgage segment core noninterest expense, Banking segment core revenue, Mortgage segment core revenue, Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets and equity. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted (or core) measures. Also, the Company presents tangible assets, tangible common equity, adjusted tangible common equity, tangible book value per common share, adjusted tangible book value per common share, tangible common equity to tangible assets, return on average tangible common equity, adjusted return on average tangible common equity, and adjusted pre-tax pre-provision return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles. Adjusted tangible common equity and adjusted tangible book value also exclude the impact of net accumulated other comprehensive (loss) income.
The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting
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FB Financial Corporation
Third Quarter 2022 Results

measures with similar names. Investors should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the corresponding non-GAAP reconciliation tables below in this Earnings Release for additional discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.

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FB Financial Corporation
Third Quarter 2022 Results

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)
	2022		2021
	Third Quarter	Second Quarter	Third Quarter
Statement of Income Data
Total interest income	$128,483	$110,214	$96,665
Total interest expense	17,099	8,043	8,189
Net interest income	111,384	102,171	88,476
Total noninterest income	22,592	33,214	59,006
Total noninterest expense	81,847	96,997	95,007
Earnings before income taxes and provisions for credit losses	52,129	38,388	52,475
Provisions for credit losses	11,367	12,318	(2,531)
Income tax expense	8,931	6,717	9,716
Net income applicable to noncontrolling interest	—	8	—
Net income applicable to FB Financial Corporation(a)	$31,831	$19,345	$45,290
Net interest income (tax-equivalent basis)	$112,145	$102,926	$89,230
Adjusted net income*	$32,117	$30,051	$42,699
Adjusted pre-tax, pre-provision earnings*	$52,516	$52,856	$51,240
Per Common Share
Diluted net income	$0.68	$0.41	$0.94
Adjusted diluted net income*	0.68	0.64	0.89
Book value	27.30	28.15	29.36
Tangible book value*	21.85	22.67	23.90
Adjusted tangible book value*	25.84	25.24	23.63
Weighted average number of shares outstanding - fully diluted	47,024,611	47,211,650	48,007,147
Period-end number of shares	46,926,377	46,881,896	47,707,634
Selected Balance Sheet Data
Cash and cash equivalents	$618,290	$872,861	$1,324,564
Loans held for investment (HFI)	9,105,016	8,624,337	7,294,674
Allowance for credit losses(b)	(134,476)	(126,272)	(139,446)
Mortgage loans held for sale, at fair value(c)	97,011	222,400	755,210
Commercial loans held for sale, at fair value	33,722	37,815	100,496
Investment securities, at fair value	1,485,133	1,621,344	1,577,337
Other real estate owned, net	5,919	9,398	10,015
Total assets	12,258,082	12,193,862	11,810,290
Interest-bearing deposits	7,039,568	7,647,782	7,462,349
Noninterest-bearing deposits	2,966,514	2,895,520	2,609,569
Total deposits	10,006,082	10,543,302	10,071,918
Borrowings	722,940	160,400	172,710
Total common shareholders' equity	1,281,161	1,319,852	1,400,913
Selected Ratios
Return on average:
Assets	1.05%	0.62%	1.51%
Shareholders' equity	9.45%	5.74%	12.9%
Tangible common equity*	11.7%	7.09%	15.9%
Average shareholders' equity to average assets	11.1%	10.9%	11.7%
Net interest margin (NIM) (tax-equivalent basis)	3.93%	3.52%	3.20%
Efficiency ratio (GAAP)	61.1%	71.6%	64.4%
Core efficiency ratio (tax-equivalent basis)*	60.7%	61.1%	64.7%
Loans HFI to deposit ratio	91.0%	81.8%	72.4%
Total loans to deposit ratio	92.3%	84.3%	80.9%
Noninterest-bearing deposits to total deposits	29.6%	27.5%	25.9%
Yield on interest-earning assets	4.53%	3.80%	3.49%
Cost of interest-bearing liabilities	0.90%	0.40%	0.42%
Cost of total deposits	0.52%	0.25%	0.26%
Credit Quality Ratios
Allowance for credit losses as a percentage of loans HFI(b)	1.48%	1.46%	1.91%
Net (recoveries) charge-offs as a percentage of average loans HFI	0.00%	0.09%	0.13%
Nonperforming loans HFI as a percentage of total loans HFI	0.47%	0.51%	0.59%
Nonperforming assets as a percentage of total assets(c)	0.62%	0.46%	0.50%
Preliminary capital ratios (Consolidated)
Total common shareholders' equity to assets	10.5%	10.8%	11.9%
Tangible common equity to tangible assets*	8.54%	8.90%	9.87%
Tier 1 capital (to average assets)	10.7%	10.2%	10.4%
Tier 1 capital (to risk-weighted assets)(d)	11.2%	11.8%	12.7%
Total capital (to risk-weighted assets)(d)	13.2%	13.6%	14.6%
Common equity Tier 1 (to risk-weighted assets) (CET1)(d)	10.9%	11.5%	12.4%
(a) Includes a dividend declared and paid by the Company's REIT subsidiary to minority interest preferred shareholders in the second quarter of 2022.
(b) Excludes reserve for credit losses on unfunded commitments of $23,577, $20,399, and $13,503 recorded in accrued expenses and other liabilities at September 30, 2022, June 30, 2022, and September 30, 2021, respectively.
(c) Includes optional right to repurchase seriously delinquent GNMA loans previously sold as of September 30, 2022.
(d) We calculate our risk-weighted assets using the standardized method of the Basel III Framework.
*These measures are considered non-GAAP financial measures. For a reconciliation and discussion of this non-GAAP measure, see "GAAP Reconciliation and Use of non-GAAP Financial Measures" and the corresponding non-GAAP reconciliation tables in this Earnings Release dated October 17, 2022.
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FB Financial Corporation
Third Quarter 2022 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022		2021
Adjusted net income	Third Quarter	Second Quarter	Third Quarter
Income before income taxes	$40,762	$26,070	$55,006
Plus mortgage restructuring expenses	—	12,458	—
Less other non-operating items(1)	(387)	(2,010)	1,235
Adjusted pre-tax net income	41,149	40,538	53,771
Adjusted income tax expense(2)	9,032	10,487	11,072
Adjusted net income	$32,117	$30,051	$42,699
Weighted average common shares outstanding - fully diluted	47,024,611	47,211,650	48,007,147
Adjusted diluted earnings per common share
Diluted earnings per common share	$0.68	$0.41	$0.94
Plus mortgage restructuring expenses	—	0.27	—
Less other non-operating items	—	(0.04)	0.02
Less tax effect	—	0.08	0.03
Adjusted diluted earnings per common share	$0.68	$0.64	$0.89
(1) 3Q22 includes a $387 loss from change in fair value of commercial loans held for sale acquired from Franklin; 2Q22 includes a $2,010 loss from change in fair value of commercial loans held for sale acquired from Franklin; 3Q21 includes a $740 gain from change in fair value of commercial loans held for sale acquired from Franklin, a $1,510 loss on swap, and a gain of $2,005 from sales other real estate owned.

(2) 3Q21 includes a $1,678 tax benefit related to a change in the value of a net operating loss tax asset related to Franklin.

	Nine Months Ended September 30,		Full Year
Adjusted net income	2022	2021	2021
Income before income taxes	$111,381	$180,210	$243,051
Plus mortgage restructuring and offering expenses	12,458	605	605
Less other non-operating items(1)	(2,571)	2,533	11,032
Adjusted pre-tax net income	126,410	178,282	232,624
Adjusted income tax expense(2)	28,878	39,762	51,553
Adjusted net income	$97,532	$138,520	$181,071
Weighted average common shares outstanding - fully diluted	47,315,100	47,983,494	47,955,880
Adjusted diluted earnings per share
Diluted earnings per common share	$1.83	$2.95	$3.97
Plus mortgage restructuring and offering expenses	0.26	0.01	0.01
Less other non-operating items	(0.05)	0.05	0.22
Less tax effect	0.08	0.02	(0.02)
Adjusted diluted earnings per common share	$2.06	$2.89	$3.78
(1) 3QYTD22 includes a $2,571 loss from change in fair value of commercial loans held for sale acquired from Franklin; 3QYTD21 includes a $1,251 gain from change in fair value on commercial loans held for sale acquired from Franklin, a loss on swap cancellation of $1,510, a $2,005 gain on other real estate owned and a $787 gain from lease terminations; 2021 includes a $11,172 gain from change in fair value on commercial loans held for sale acquired from Franklin, a loss on swap cancellation of $1,510, a $2,005 gain on other real estate owned, a $787 gain from lease terminations and $1,422 related to certain nonrecurring charitable contributions.

(2) 3QYTD21 includes a $1,678 tax benefit related to a change in the value of a net operating loss tax asset related to Franklin.

	2022		2021
Adjusted pre-tax pre-provision earnings	Third Quarter	Second Quarter	Third Quarter
Income before income taxes	$40,762	$26,070	$55,006
Plus provisions for credit losses	11,367	12,318	(2,531)
Pre-tax pre-provision earnings	52,129	38,388	52,475
Plus mortgage restructuring expenses	—	12,458	—
Less other non-operating items	(387)	(2,010)	1,235
Adjusted pre-tax pre-provision earnings	$52,516	$52,856	$51,240

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FB Financial Corporation
Third Quarter 2022 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022		2021
Core efficiency ratio (tax-equivalent basis)	Third Quarter	Second Quarter	Third Quarter
Total noninterest expense	$81,847	$96,997	$95,007
Less mortgage restructuring expenses	—	12,458	—
Core noninterest expense	$81,847	$84,539	$95,007
Net interest income (tax-equivalent basis)	$112,145	$102,926	$89,230
Total noninterest income	22,592	33,214	59,006
Less (loss) gain on change in fair value on commercial loans held for sale	(387)	(2,010)	740
Less gain (loss) on sales or write-downs of other real estate owned and other assets	429	(8)	2,182
Less (loss) gain from securities, net	(140)	(109)	51
Core noninterest income	22,690	35,341	57,543
Core revenue	$134,835	$138,267	$146,773
Efficiency ratio (GAAP)(a)	61.1%	71.6%	64.4%
Core efficiency ratio (tax-equivalent basis)	60.7%	61.1%	64.7%
(a) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue

	2022		2021
Banking segment core efficiency ratio (tax equivalent)	Third Quarter	Second Quarter	Third Quarter
Core noninterest expense	$81,847	$84,539	$95,007
Less Core Mortgage segment noninterest expense	15,961	25,219	36,230
Banking segment core noninterest expense	$65,886	$59,320	$58,777
Banking segment net interest income (tax equivalent basis)	$112,145	$102,926	$89,330
Core noninterest income	22,690	35,341	57,543
Less Mortgage segment core noninterest income	12,384	22,559	45,384
Banking segment core noninterest income	10,306	12,782	12,159
Core revenue	134,835	138,267	146,773
Less Mortgage segment core total revenue	12,384	22,559	45,284
Banking segment core total revenue	$122,451	$115,708	$101,489
Banking segment core efficiency ratio (tax-equivalent basis)	53.8%	51.3%	57.9%

Mortgage segment core efficiency ratio (tax equivalent)
Mortgage segment noninterest expense	$15,961	$37,677	$36,230
Less Mortgage restructuring expense	—	12,458	—
Mortgage segment core noninterest expense	$15,961	$25,219	$36,230
Mortgage segment net interest income	—	—	(100)
Mortgage segment noninterest income	12,299	22,515	45,183
Less loss on sales or write-downs of other real estate owned	(85)	(44)	(201)
Mortgage segment core noninterest income	12,384	22,559	45,384
Mortgage segment core total revenue	$12,384	$22,559	$45,284
Mortgage segment core efficiency ratio (tax-equivalent basis)	128.9%	111.8%	80.0%

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FB Financial Corporation
Third Quarter 2022 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022		2021
Adjusted Banking segment pre-tax pre-provision earnings	Second Quarter	First Quarter	Second Quarter
Banking segment pre-tax net contribution	$44,424	$41,232	$46,153
Plus provisions for credit losses	11,367	12,318	(2,531)
Banking segment pre-tax pre-provision earnings	55,791	53,550	43,622
Less other non-operating items	(387)	(2,010)	1,235
Adjusted Banking segment pre-tax pre-provision earnings	$56,178	$55,560	$42,387

	2022		2021
Adjusted Mortgage segment (loss) contribution	Third Quarter	Second Quarter	Third Quarter
Mortgage segment pre-tax net (loss) contribution	$(3,662)	$(15,162)	$8,853
Plus mortgage restructuring expense	—	12,458	—
Adjusted Mortgage segment pre-tax net (loss) contribution	$(3,662)	$(2,704)	$8,853
Pre-tax pre-provision earnings	$52,129	$38,388	$52,475
Mortgage segment pre-tax pre-provision net contribution to total pre-tax pre-provision earnings	N/A	N/A	16.9%
Adjusted pre-tax pre-provision earnings	$52,516	$52,856	$51,240
Adjusted Mortgage segment pre-tax pre-provision net contribution to total adjusted pre-tax pre-provision earnings	N/A	N/A	17.3%

	2022		2021
Tangible assets and equity	Third Quarter	Second Quarter	Third Quarter
Tangible assets
Total assets	$12,258,082	$12,193,862	$11,810,290
Less goodwill	242,561	242,561	242,561
Less intangibles, net	13,407	14,515	18,248
Tangible assets	$12,002,114	$11,936,786	$11,549,481
Tangible common equity
Total common shareholders' equity	$1,281,161	$1,319,852	$1,400,913
Less goodwill	242,561	242,561	242,561
Less intangibles, net	13,407	14,515	18,248
Tangible common equity	$1,025,193	$1,062,776	$1,140,104
Less accumulated other comprehensive (loss) income, net	(187,440)	(120,495)	12,637
Adjusted tangible common equity	1,212,633	1,183,271	1,127,467
Common shares outstanding	46,926,377	46,881,896	47,707,634
Book value per common share	$27.30	$28.15	$29.36
Tangible book value per common share	$21.85	$22.67	$23.90
Adjusted tangible book value per common share	$25.84	$25.24	$23.63
Total common shareholders' equity to total assets	10.5%	10.8%	11.9%
Tangible common equity to tangible assets	8.54%	8.90%	9.87%

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FB Financial Corporation
Third Quarter 2022 Results

Non-GAAP Reconciliation
For the Periods Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2022		2021
Return on average tangible common equity	Third Quarter	Second Quarter	Third Quarter
Average common shareholders' equity	$1,336,143	$1,352,701	$1,389,201
Less average goodwill	242,561	242,561	242,561
Less average intangibles, net	13,953	15,144	18,950
Average tangible common equity	$1,079,629	$1,094,996	$1,127,690
Net income	$31,831	$19,345	$45,290
Return on average common equity	9.45%	5.74%	12.9%
Return on average tangible common equity	11.7%	7.09%	15.9%
Adjusted net income	$32,117	$30,051	$42,699
Adjusted return on average tangible common equity	11.8%	11.0%	15.0%
Adjusted pre-tax pre-provision earnings	$52,516	$52,856	$51,240
Adjusted pre-tax pre-provision return on average tangible common equity	19.3%	19.4%	18.0%

	2022		2021
Adjusted return on average assets and equity	Third Quarter	Second Quarter	Third Quarter
Net income	$31,831	$19,345	$45,290
Average assets	12,038,115	12,427,479	11,915,062
Average common equity	1,336,143	1,352,701	1,389,201
Return on average assets	1.05%	0.62%	1.51%
Return on average common equity	9.45%	5.74%	12.9%
Adjusted net income	$32,117	$30,051	$42,699
Adjusted return on average assets	1.06%	0.97%	1.42%
Adjusted return on average common equity	9.54%	8.91%	12.2%
Adjusted pre-tax pre-provision earnings	$52,516	$52,856	$51,240
Adjusted pre-tax pre-provision return on average assets	1.73%	1.71%	1.71%
Adjusted pre-tax pre-provision return on average common equity	15.6%	15.7%	14.6%

-END-